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                                 EXHIBIT 23.2

                        CONSENT OF ARTHUR ANDERSEN LLP
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                             ARTHUR ANDERSEN LLP






                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the consolidated financial statements of Commonwealth Savings Bank as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, and to all references to our firm included in or made a part of the Registration Statement.


                                    /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
 June 25, 1996